Exhibit 3.2.4

Adopted June 9, 2004

BY-LAWS OF

KALI LABORATORIES, INC.

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ARTICLE I—OFFICES

1. Registered Office and Agent. The registered office and Registered Agent of the Corporation in the State of New Jersey shall be as determined from time to time by the Board of Directors (the “Board”) of the Corporation.

2. Principal Place of Business. The principal place of business of the Corporation is 400 Campus Drive, Somerset, New Jersey 08873.

3. Other Places of Business. Branch or subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business.

ARTICLE II—SHAREHOLDERS

1. Annual Meeting. The annual meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting at 10:00 a.m. on the 15th day of May of each year at the principal office of the Corporation, or at such other time and place as shall be specified in the notice of meeting, in order to elect directors and transact such other business as shall come before the meting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

2. Special Meetings. A special meeting of shareholders may be called for any purpose, unless otherwise prescribed by statute by the chairman, the Board or the holders of sixty percent (60%) of all of the shares entitled to vote at the meeting. A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting.

3. Action Without Meeting. The shareholders may act without a meeting if, prior or subsequent to such action, each shareholder who would have been entitled to vote upon such action shall consent in writing to such action. Such consent shall be filed in the minute book.

4. Quorum. The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes shall constitute a quorum.

5. Voting. At all meetings of the shareholders, every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the Corporation. At all elections of directors, the voting shall be by ballot. The Board, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of shareholders, shall have the power to appoint two or more persons to act as inspectors or tellers, to receive, canvass, and report the votes cast by the shareholders at such meeting; but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

6. Chairman of Meeting. The chairman or, in his absence, the president shall preside at all meetings of the shareholders; and, in his absence, the chairman may appoint any person to act as secretary of the meeting.

ARTICLE III—BOARD OF DIRECTORS

1. Number and Term of Office. The Board shall consist of not less than three (3) nor more than seven (7) members as determined by the Board from time to time. Each director shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until that director’s successor shall have been elected and qualified in accordance with the provisions hereof.

2. Regular Meetings. A regular meeting of the Board shall be held without notice and immediately following and at the same place as the annual shareholders’ meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

3. Special Meetings. A special meeting of the Board may be called at any time by the chairman or by three directors for any purpose. Such meeting shall be held upon two days’ notice if given orally (either by telephone or in person), by electronic mail, facsimile, or overnight courier, or by three days’ notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting or may be by means of conference, telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

4. Action Without Meeting. The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.

5. Quorum. A majority of the Board shall constitute a quorum for the transaction of business.

6. Vacancies in Board of Directors. Any vacancy in the Board, or a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of the majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

7. Executive Committee; Other Committees. The Board, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate one or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board in the management of the Corporation, except as otherwise required by law. Except as set forth in Section 14A:6-9 of the New Jersey Business Corporation Act, the Board, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may also provide for such other committees for such purposes provided by the Board in such resolution, and designate one or more of its members. Vacancies in the membership of any such committees shall be filled by the Board. The committees shall keep regular minutes of proceedings and report the same to the Board when required.

8. Conduct of Meetings. At meetings of the Board, the chairman or, in his absence, the president shall preside. A majority of the members of the Board shall constitute a quorum for the transaction of business. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

9. Compensation. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties.

10. Manifestation of Dissent. A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action.

ARTICLE IV—WAIVERS OF NOTICE

Any notice required by these by-laws, by the Certificate of Incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

ARTICLE V—OFFICERS

1. Election. At its regular meeting following the annual meeting of shareholders, the Board shall elect a chairman, president, a treasurer, a secretary, and it may elect such other officers, including one or more vice presidents, as it shall deem necessary. One person may hold two or more offices.

2. Duties and Authority of Chairman. The chairman shall be chief executive officer of the Corporation. Subject only to the authority of the Board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the chairman. The chairman may enter into and execute in the name of the corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation.

3. Duties and Authority of President. The president shall perform such duties and have such authority as from time to time may be delegated to him by the chairman or by the Board. In the absence of the chairman or in the event of his death, inability, or refusal to act, the president shall perform the duties and be vested with the authority of the chairman.

4. Duties and Authority of Vice President. The vice president shall perform such duties and have such authority as from time to time may be delegated to him by the chairman, president or by the Board.

5. Duties and Authority of Treasurer. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the chairman, president or the Board.

6. Duties and Authority of Secretary. The secretary shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The secretary shall have charge of the seal of the Corporation. The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the chairman, president or the Board.

7. Vacancies. In case any office shall become vacant, the Board shall have the power to fill such vacancies. In case of the absence or disability of any officer, the Board may delegate the powers or duties of any officer to another officer or a director for the time being.

8. Exercise of Rights as Shareholders. Unless otherwise ordered by the Board, the chairman (or such officer thereunto duly authorized by the chairman) shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of shareholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board, from time to time, may confer like powers upon any other person or persons.

ARTICLE VI—CAPITAL STOCK

1. Stock Certificates. Certificates for stock of the Corporation shall be in such form as the Board may from time to time prescribe and shall be signed by the chairman, or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. If certificates are signed by a transfer agent, acting in behalf of the Corporation and a registrar, the signatures of the officers of the Corporation may be facsimile.

2. Transfer Agent. The Board shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates be countersigned and registered by one or more of such transfer agents and registrars.

3. Transfer of Stock. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

4. Lost Certificates. In case any certificate for the capital stock of the Corporation shall be lost, stolen, or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it and to its transfer agent and registrar, if any, as shall be deemed necessary and advisable by it.

5. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

6. Closing of Books. The Board shall have power to close the stock transfer books of the Corporation for a period of not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided that, in lieu of closing the stock transfer books, the Board may fix in advance a date, not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of shareholders, or the date for payment of any dividend or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion of exchange of capital stock, and in such case only shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as herein provided.

ARTICLE VII—INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. The Corporation shall, to the fullest extent, from time to time, permitted by law, indemnify directors and officers of the Corporation against expenses and liabilities incurred by such persons in connection with any proceeding involving such person as a party or witness by reason of such persons serving as an officer or director of the Corporation.

2. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not exclude any other rights to which a person may be entitled under the Certificate of Incorporation, the by-laws, an agreement, vote of shareholders, or otherwise.

3. Expenses incurred by a director or officer in connection with a proceeding shall be paid in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified as provided in this Article VII, the Certificate of Incorporation, the by-laws, by vote of shareholders, or otherwise.

4. The Corporation shall have the power to purchase and maintain insurance on behalf of any director or officer against any expenses incurred in any proceeding in which such person is a party or witness and any liabilities asserted against such person, whether or not the Corporation would have the power to indemnify such person against such expenses and liabilities under this Article VII or otherwise. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation.

5. Neither the amendment or repeal of this Article VII, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the protection or rights afforded by this Article VII to any person in respect to any matter which occurred, or any claim or proceeding which but for this Article VII would have been made or arisen, prior to such amendment, repeal, or adoption.

ARTICLE VIII—AMENDMENTS TO AND EFFECT OF BY-LAWS; FISCAL YEAR

1. Force and Effect of By-laws. These by-laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation’s Certificate of Incorporation, as it may be amended from time to time. If any provision in these by-laws is inconsistent with a provision in that Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation shall govern.

2. Amendments to By-laws. These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the affirmative vote of a majority of the Board at any regular or special meeting of the Board, or by unanimous written consent of the Board, subject to any provision in the Certificate of Incorporation reserving to the shareholders the power to adopt, amend, or repeal by-laws, but by-laws made by the Board may be altered or repealed and new by-laws made by the shareholders. The shareholders may prescribe that any by-law made by them shall not be altered or repealed by the Board.

3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

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